                                  EXHIBIT 99.1

                          [OCULAR SCIENCES LETTERHEAD]


APPROVED BY:
Steve Neil
Chief Financial Officer
(925) 969-7000

Contacts:
Investors                                   Media
EVC Group                                   EVC Group
Douglas Sherk, 415-896-6820                 Sheryl Seapy
Jennifer Cohn, 415-896-6820                 (415) 272-3323


FOR IMMEDIATE RELEASE

               OCULAR SCIENCES REPORTS SOLID THIRD QUARTER RESULTS

               - REVENUE UP 14%; INTERNATIONAL REVENUE GREW 24%;
     - E.P.S. OF $0.38; $0.50 PRIOR TO MANUFACTURING CONSOLIDATION EXPENSES
             - SIGNIFICANT SEQUENTIAL OPERATING MARGIN IMPROVEMENT
     - COMPANY GENERATES CASH FLOW FROM OPERATIONS OF MORE THAN $20 MILLION

CONCORD, CA, October 29, 2003---Ocular Sciences, Inc. (NASDAQ: OCLR) today announced third quarter net revenue of $82.6 million, up 14% (10% in constant currency) over the same period one year ago. Net income for the quarter was $9.3 million, or $0.38 per diluted share, and included $2.4 million (pre-tax), or $0.12 per diluted share, of restructuring and related expenses associated with the manufacturing consolidation program announced in the fourth quarter of 2002. The third quarter performance compares with net revenue of $72.2 million and net income of $11.8 million, or $0.48 per diluted share for the third quarter of 2002.

      "During the third quarter we executed well on our strategic initiatives for international and specialty lens growth," said Stephen J. Fanning, President and CEO of Ocular Sciences. "International sales grew 24% and were up in every major geographic region, including Japan and Europe which grew 21% and 28% respectively. Total U.S. sales growth was four percent, while U.S. disposable Toric sales grew by 56%. Our disposable Toric growth is particularly significant given that the U.S. is the largest and most developed Toric market in the world and our market share over the past two years has grown from non-existent to more than 14%."

      For the nine month period ended September 30, 2003, Ocular Sciences reported net revenue of $229.4 million, up 15% (9% in constant currency) from net revenue of $198.7 million for the nine months ended September 30, 2002. Net income during the first nine months of 2003 was $19.4 million or $0.80 per diluted share, compared with $30.9 million or $1.26 per diluted shared for the comparable period of 2002. It is important to note that net income for the first nine months of 2003 included approximately $0.33 per diluted share of restructuring and related expenses associated with Ocular's manufacturing consolidation program. Additionally, year-to-date net sales for 2003 include nine months of sales resulting from the Seiko Contact Lens business which was acquired in April 2002.

      Gross margin for the third quarter was 54.2%, a 190 basis point improvement compared with second quarter 2003 gross margin. "Our third quarter gross margin reflects the initial results of our manufacturing consolidation program and lower charges associated with certain excess inventories," added Mr. Fanning. "In addition, our operating expenses, declined sequentially as a percentage of sales and when restructuring and related expenses are excluded, our operating margin increased sequentially by more than 400 basis points.

      "Our manufacturing consolidation program remains on plan and we are executing the transition of production to Puerto Rico very well," commented Steven M. Neil, CFO. "Our daily disposable lens production has fully transitioned to the new Gen II equipment and we are realizing approximately 30% lower unit production costs since the beginning of the year for this extremely important product line. By the second quarter of next year, as we finish selling the inventories that were produced in advance of our transition to the new Gen II system, we will begin to see solid improvement in our cost of goods sold for the daily disposables. Other product lines should see improvement in their COGS as 2004 progresses," Mr. Neil said.

      The Company's balance sheet continued to improve with cash increasing by more than $19 million and inventories decreasing by more than $6 million. "During the quarter, we increased inventory turns to 2.1 turns from 1.8 turns for the second quarter. Rounding out our strong balance sheet performance, we reduced debt once again by approximately $1 million to $20.4 million, generated over $20 million in cash flow from operations and $15 million in free cash flow (operating cash flow less capital expenditures) and reduced our days sales outstanding to 60 days from 64 days. Year-to-date, including expenditures related to our manufacturing transition, we have generated nearly $30 million in free cash flow," said Mr. Neil.

      "We are improving the fundamentals of our business and are focusing on future growth opportunities," said John Fruth, Chairman of the Board. "Our large disposable sphere business is providing a solid platform to capitalize on opportunities in specialized segments. Our sphere business is generating consistent double-digit international growth. While we would fully expect to continue to outperform in international markets, we also believe there are longer term growth opportunities for spheres in the U.S. market. On the specialty lens side, our toric lens continues to build market share in the disposable categories, which we believe will grow between 15% and 20% annually over the next five years. We have a superior product, which is increasingly gaining the attention of the eye care professional, resulting in more patient fits. We continue to closely watch our expenses, generate free cash flow and execute on our manufacturing transition.

Our year-end goals are in sight and we are looking at 2004 with cautious enthusiasm," Mr. Fruth concluded.

GUIDANCE

      The Company is raising its guidance regarding diluted earnings per share, total net sales and free cash flow for the full year 2003. Diluted earnings per share are now expected to be $1.53 to $1.55 per share prior to charges related to the manufacturing consolidation program. Restructuring and related charges are expected to be approximately $12 million, or $0.50 per diluted share, during 2003, and thus the Company expects reported earnings per diluted share for 2003 to be approximately $1.03 to $1.05. Total net sales for the year are now expected to grow between 12% and 14% over 2002. The Company is also raising its expectations for free cash flow for the year to approximately $35 million. Gross margin is expected to average between 53.5% and 54.5% for the full year. Operating expenses are expected to be 41% to 43% and, excluding restructuring and related expenses are expected to be between 37% and 39% of revenue.

      Looking to 2004, the Company has established a minimum net revenue growth goal for 2004 of 8%, with double-digit earnings per share growth and expects to incur an additional $5 to $7 million in restructuring and related expenses as it completes its manufacturing consolidation program. Further details on the Company's outlook for 2004 will provided with its year-end results scheduled to be reported in late February 2004.

USE OF NON-GAAP MEASURES

      The Company believes that non-GAAP measures of operating expenses, operating margin, and diluted earnings per share before restructuring and other charges are appropriate measures for evaluating the operating performance of the Company because this information provides investors and others with a measure of operating results without regard to the restructuring costs associated with the manufacturing consolidation program announced in December 2002, and, in turn, allows them to compare the Company's results of operations with those of other companies on a more comparable basis. The Company also believes that the use of a free cash flow measure is appropriate information because it provides investors and others with a measure of cash generated by the Company which could be available to fund on going operations, repay creditors and generate returns to shareholders.

CONFERENCE CALL

      Ocular will host a conference call and webcast today, Wednesday, October 29, 2003 at 4:30 p.m. ET to discuss the Company's third quarter results, outlook for the remainder of the year and current corporate developments. The dial in number for the conference call is 800-218-0713 for domestic participants and 303-205-0044 for international participants.

      A taped replay of the conference call will also be available beginning approximately one hour after the call's conclusion and will remain available through 9:00 p.m. ET on Friday, October 31, 2003 and can be accessed by dialing 800-405-2236 for domestic callers and 303-590-3000 for international callers. To access the domestic or international replay callers should use passcode 552699#. To access the live webcast of the call, go to Ocular's website at www.ocularsciences.com and click on the Investors icon. An archived webcast will also be available at www.ocularsciences.com.

      This release contains forward-looking statements including the Company's beliefs about its business prospects and future results of operations, including expected reduction in production costs, growth in U.S. and international markets, category growth in disposable Torics and expected results for the remainder of 2003 and goals for 2004. These statements involve risks and uncertainties. Among the important additional factors that could cause actual results to differ materially from those forward-looking statements are risks associated with the overall economic environment, the impact of competitive products and pricing, product demand both domestically and overseas, market receptiveness to new product launches, extended manufacturing difficulties, customer bad debts, currency fluctuations, changes in the anticipated earnings of the Company and other factors detailed in the Company's filings with the Securities and Exchange Commission including recent filings of Forms 10-K and 10-Q. In addition, the factors underlying company forecasts are dynamic and subject to change and therefore those forecasts speak only as of the date they are given. The Company does not undertake to update them, however, it may choose from time to time to update them, and if it should do so, it will disseminate the update to the investing public.

ABOUT OCULAR SCIENCES, INC.

Ocular Sciences, Inc. manufactures a broad line of high quality, competitively priced soft contact lenses marketed directly to eye-care practitioners. The Company's lenses are brand and product differentiated by distribution channel, and Ocular's unique lens technology makes thinner lenses that are easier to handle and more comfortable to wear than those of leading competitors.

                               (tables to follow)

OCULAR SCIENCES, INC.
(IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENTS OF INCOME



                                                     Three Months Ended          Nine Months Ended
                                                         September 30,             September 30,
                                                         -------------             -------------
                                                      2003        2002*         2003          2002*
                                                    --------     --------     ---------     ---------
                                                         (unaudited)               (unaudited)
  Net sales                                         $ 82,587     $ 72,221     $ 229,395     $ 198,709
  Cost of sales                                       37,825       31,658       107,317        88,125
                                                      ------       ------       -------       -------
    Gross profit                                      44,762       40,563       122,078       110,584
Operating expenses:
  Selling and marketing expenses                      21,383       19,890        62,864        51,988
  General and administrative expenses                  7,266        6,042        21,636        18,988
  Research and development expenses                    1,842        1,322         4,990         3,686
  Restructuring and related expenses                   2,440           --         7,433            --
                                                    --------     --------     ---------     ---------
    Income from operations                            11,831       13,309        25,155        35,922

  Interest expense                                      (239)          (8)         (557)         (621)
  Interest income                                        208           43           362           327
  Other income, net                                      884          772         1,591         1,865
                                                    --------     --------     ---------     ---------
    Income before taxes                               12,684       14,116        26,551        37,493

 Provision for income taxes                           (3,424)      (2,353)       (7,168)       (6,561)
                                                    --------     --------     ---------     ---------
  Net income                                        $  9,260     $ 11,763     $  19,383     $  30,932
                                                    ========     ========     =========     =========
Net income per share data:
  Diluted net income per share                      $   0.38     $   0.48     $    0.80     $    1.26
                                                    ========     ========     =========     =========
  Weighted average common and dilutive potential
    common shares outstanding                         24,449       24,436        24,143        24,499
                                                    ========     ========     =========     =========

* Certain prior year amounts have been changed to conform with current year presentation.

                                                                                          As of
                                                                                --------------------------
                                                                                September 30, December 31,
                                                                                     2003       2002
                                                                                ------------- ------------
                                                                                  (unaudited)
CONSOLIDATED BALANCE SHEET DATA:
  Cash, cash equivalents, restricted cash, short-term and long-term investments    $ 37,254    $ 11,667
  Working capital                                                                   119,877     104,650
  Total assets                                                                      378,096     352,089
  Total debt                                                                         20,374      31,150
  Total stockholders' equity                                                        280,131     249,950

NON-GAAP RECONCILIATIONS

OPERATING EXPENSE

                                                                       Three Months Ended            Three Months Ended
                                                                       September 30, 2003                June 30, 2003
                                                                                    % of Sales                     % of Sales
Total operating expenses                                            $ 32,931            39.9%         $33,841           44.5%
Restructuring and related expenses                                    (2,440)                          (3,807)
                                                                      -------                          -------
Operating expenses before restructuring and related expenses        $ 30,491            36.9%         $30,034           39.5%
                                                                    =========                         ========


OPERATING INCOME

                                                              Three Months Ended     Three Months Ended
                                                              September 30, 2003       June 30, 2003
                                                                       % of Sales           % of Sales
Income from operations                                        $11,831       14.3%    $5,998        7.9%
Restructuring and related expenses                              2,440                 3,807
                                                              -------                ------
Operating income before restructuring and related expenses    $14,271       17.3%    $9,805       12.9%
                                                              =======                ======


FREE CASHFLOW


                                           Three Months Ended   Nine Months Ended
                                           September 30, 2003  September 30, 2003
                                           ------------------  ------------------
Net cash provided by operating activities    $ 20,554               $ 48,551
Capital expenditures                           (5,484)               (18,987)
                                             ---------              ---------
Free cashflow                                $ 15,070               $ 29,564
                                             =========              =========


EPS


                                                              Three Months Ended   Nine Months Ended
                                                              September 30, 2003  September 30, 2003
                                                              ------------------  ------------------
GAAP EPS                                                          $     0.38         $     0.80
Impact of restructuring and related expenses on EPS                     0.12               0.33
EPS before restructuring and related expenses                     $     0.50         $     1.13
Income before taxes                                               $   12,684         $   26,551
Restructuring and related expenses                                     2,440              7,433
Income before restructuring and related expenses and taxes        $   15,124         $   33,984
Tax rate excluding restructuring  and related expenses                  19.5%              19.5%
Net income excluding restructuring and related expenses           $   12,175         $   27,357
Weighted diluted shares                                               24,449             24,143
                                                                  ----------         ----------
EPS excluding restructuring and related expenses                  $     0.50         $     1.13
                                                                  ==========         ==========